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                                                                  EXHIBIT 99.1
                         IN THE CIRCUIT COURT OF THE
                        SECOND JUDICIAL CIRCUIT IN AND
                          FOR LEON COUNTY, FLORIDA

                              CASE NO.:  97-997

THE STATE OF FLORIDA, ex Rel.
The Department of Insurance

              Relator,

vs.

PCA PROPERTY & CASUALTY
INSURANCE COMPANY,

              Respondent.

______________________________/

                                    CONSENT ORDER

    THIS CAUSE came on for consideration of the Forbearance Agreement (the "Agreement") by and between PCA PROPERTY & CASUALTY COMPANY ("PCA") and the FLORIDA DEPARTMENT OF INSURANCE (the "Department"). After a complete review of the entire record, upon consideration thereof, and being otherwise fully advised in the premises, the Court finds that, in the best interests of the policyholders of PCA and of the general public, this Consent Order should be approved and adopted by this Court, and further finds as follows:

    1. PCA is insolvent and has consented to the entry of this Consent Order adjudicating it to be insolvent and placing it in receivership for the purposes of rehabilitation or liquidation.

    2. The Department shall be entitled to secure from this Court an Order of Rehabilitation or of Liquidation (individually or collectively, the "Order"), at any time, on or after June 2, 1997, by submitting the Order to this Court ex parte. The decision with respect to which Order to secure shall be made by the Department, in its sole and absolute discretion.

    3. PCA waives hearings, and further waives any and all challenges available to it in any forum to contest the adjudication of insolvency, the appointment of the Department as receiver, as well as the entry of this Consent Order or of any Order entered by this Court with respect thereto, including any right to appeal this Consent Order or any such Order.

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                                                             Case No.:  97-997

    4.   Enforcement of this Consent Order shall not take place prior to June
2, 1997. In the event that, on or before June 2, 1997, PCA submits to the Department an agreement, recapitalization or other transaction providing for the full guarantee of timely payment of all known or potential claims of PCA and which agreement, recapitalization or other transaction is acceptable to the Department, in its sole and absolute discretion (provided, however, that the Department shall act in good faith and not arbitrarily), the Department shall not proceed with rehabilitation, liquidation or any other form of receivership at that time.

    5. The Agreement, attached hereto as Exhibit "A", is hereby approved, incorporated herein by reference and made a part of this Consent Order.

    6. All previous orders, including all injunctions provided for in the Order to Show Cause entered on February 25, 1997, shall remain in full force and effect until further order of the Court. The Court expressly retains jurisdiction to enforce the Agreement and this Consent Order by appropriate motion.

    DONE AND ORDERED in Chambers at the Leon County Courthouse, Tallahassee, Leon County, Florida, this 2nd day of May, 1997.


                                   _______________________________________
                                   CIRCUIT COURT JUDGE


                            CONSENT OF PCA

    BY EXECUTION HEREOF, PCA consents to entry of this Consent Order and agrees without reservation to all of the above terms and conditions and shall be bound by all provisions herein. PCA further agrees that within ten (10) days of this Consent Order, the undersigned shall secure a resolution of the Board of Directors of PCA authorizing the undersigned to execute the Agreement and this Consent Order on behalf of PCA.

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    The undersigned represents pursuant to Section 624.301, Florida Statutes, that he/she has the authority to bind PCA to the terms and conditions of the Agreement and this Consent Order.


                                  PCA PROPERTY AND CASUALTY INSURANCE
                                  COMPANY

                                  BY:____________________________________
                                     Peter E. Kilissanly, its President and CEO


                         ACCEPTED AND AGREED

De Zayas, O'Naghten, Diaz              Katz, Kutter, Haigler, Alderman,
& De Cordoba                           Marks, Bryant & Yon, P.A.
Attorneys for Department               Attorneys for PCA
Suite 1100                             Highpoint Center, Suite 1200
Grand Bay Plaza                        106 East College Avenue (32301)
2665 South Bayshore Drive              P.O. Box 1877 (32302-1877)
Coconut Grove, Florida 33133           Tallahassee, Florida
Telephone:  (305) 285-0800             Telephone:  (904) 224-9634
Facsimile:  (305) 285-0837             Facsimile:  (904) 222-0103


BY:__________________________          BY:______________________________
    Of Counsel, Kendall Coffey            Gary P. Timin
    Florida Bar No: 259861                Florida Bar No: 439071